Maiden Holdings, Ltd. Reports Fourth Quarter 2011 Net Income of $17.5 million or $0.24 per Diluted Share and Operating Earnings(1) of $17.2 million or $0.24 per Diluted Share

Fourth Quarter 2011 Highlights

•	Annualized Operating Return on Equity (1) of 8.9%
•	Net operating earnings (1) of $17.2 million, or $0.24 per diluted share compared with $17.2 million, or $0.24 per diluted share in the comparative quarter in 2010
•	Net premiums written increased by 23.8% to $408.5 million compared to the fourth quarter 2010
•	Combined ratio of 98.3% versus 97.3% in the fourth quarter of 2010

Full Year 2011 Highlights

•	Operating Return on Equity (1) of 9.2%
•	Book Value per Share(4) of $10.64, up 2.3% versus Year-End 2010
•	Net operating earnings (1) of $69.6 million, or $0.96 per diluted share compared with $72.7 million, or $1.02 per diluted share in 2010
•	Net investment income of $74.9 million up 4.5% compared to last year
•	Net premiums written increased 40.4% to $1.7 billion
•	Combined ratio of 98.1% versus 96.9% in 2010
•	2011 was impacted by $9.5 million or $0.13 per share of losses from second quarter U.S. thunderstorm and tornado activity
•	Senior Notes offering $107.5 million reduced 2011 interest expense by $2.3 million or $0.03 per share

HAMILTON, Bermuda - Maiden Holdings, Ltd. (Nasdaq:  MHLD) today reported fourth quarter 2011 net income of $17.5 million, or $0.24 per diluted share compared with $19.1 million or $0.27 per diluted share in the fourth quarter of 2010.  Net operating earnings(1) for the fourth quarter of 2011 were $17.2 million, or $0.24 per diluted share compared with $17.2 million, or $0.24 per diluted share in the comparative quarter in 2010.

Commenting on the Company's earnings, Art Raschbaum, Chief Executive Officer of Maiden Holdings, said: “In one of the worst years for insured catastrophic losses on record, Maiden's 2011 results demonstrate the effectiveness of our lower volatility business model. Despite the challenging operating environment, Maiden reported a full year profitable combined ratio of 98.1% and an operating return on equity of 9.2%. For 2012 we are encouraged by the prospect for improving rates. Our focus this year will be on strengthening underwriting performance and investment earnings by deploying our significant year end cash balance. We remain committed to increasing shareholder value and delivering superior reinsurance solutions to our clients.”

Results for the three months ended December 31, 2011

Net income was $17.5 million, or $0.24 per diluted share compared to $19.1 million or $0.27 per diluted share in the fourth quarter of 2010.  Net operating earnings(1) of $17.2 million, or $0.24 per diluted share compared with $17.2 million, or $0.24 per diluted share in the comparative quarter of 2010.

Net premiums written were up 23.8% or $78.4 million to $408.5 million in the fourth quarter of 2011 compared to 2010.  The increase was prevalent across Maiden's three business segments, led by the Diversified Reinsurance segment, up 32.8%.  Growth from this segment reflects the continued growth of Maiden Re, the Company's US reinsurance subsidiary. Maiden Re, which focuses on regional reinsurers, has experienced growth from expansion of existing client relationships and as a result of increased demand following the high frequency of weather losses in the second quarter of 2011. The AmTrust Quota Share Reinsurance net premiums written increased 20.1% as AmTrust's core premiums increased. Maiden also continued to participate in the 40% quota share of AmTrust's European hospital liability business. Net premiums written from the 25% quota share with ACAC increased by 9.1% reflecting growth in its underlying business.

Net premiums earned of $417.8 million, increased 33.7% or $105.3 million compared to the fourth quarter of 2010.  Earned premiums increased across all business lines with Diversified Reinsurance up 41.3%, AmTrust Quota Share Reinsurance up 31.9% and ACAC Quota Share up 17.3%.

Net investment income of $17.2 million decreased 2.9% compared to the fourth quarter of 2010.  Total investments increased $142.6 million to $2.0 billion or 7.6% versus December 31, 2010.  The book yield on the fixed income portfolio (excluding cash) is 3.59% with an average duration of 2.78 years.

Net loss and loss adjustment expenses of $296.8 million were up $87.9 million.  The loss ratio(6) increased 4.0 percentage points to 70.8% versus the fourth quarter of 2010.

Commission and other acquisition expenses together with general and administrative expenses of $115.4 million increased $20.2 million from the year ago quarter and reflected a total expense ratio of 27.5% compared with 30.5%. General and administrative expenses for the quarter totaled $16.3 million compared with $13.3 million in the fourth quarter of 2010. The general and administrative expense ratio(8) was 3.8% compared to 4.3% in the fourth quarter of 2010.

The combined ratio(9) for the fourth quarter totaled 98.3% compared with 97.3% in the comparative quarter in 2010. The combined ratio was adversely impacted in the fourth quarter of 2011 by weather-related losses which impacted the Company's IIS business and a higher than anticipated loss ratio in the ACAC segment.

During the fourth quarter of 2011, the Board of Directors declared a dividend of $0.08 per share.

Results for the year ended December 31, 2011

Net income for the year ended December 31, 2011 was $28.5 million compared to $69.9 million in the year 2010.  Net operating earnings(1) of $69.6 million, or $0.96 per diluted share compared to $72.7 million or $1.02 per diluted share in the year 2010.  Annualized operating return on equity(1) was 9.2% compared to 10.2% in the year 2010.

Maiden's net income was impacted by a number of non-operating expenses during 2011. These include charges related to the repurchase of junior subordinated debt with proceeds from the June 2011 Senior Notes offering.   2011 results include $15.1 million of junior subordinated debt repurchase expenses and $20.3 million of accelerated amortization of subordinated debt discount and issuance costs. 2011 financial results were also impacted by $9.5 million in losses related to thunderstorm and tornado activity across the U.S. in the second quarter, net of the Company's quarterly provisions for normalized catastrophe activity compared to no catastrophe losses in 2010.

Net premiums written rose 40.4% or $495.7 million to $1.7 billion compared to the same period in 2010.  The Diversified Reinsurance segment increased 44.0% as a result of organic growth from current and new business, as well as business resulting from the first full year of premiums following the fourth quarter 2010 acquisition of GMAC International Insurance Services, Ltd. The AmTrust Quota Share Reinsurance segment was up 43.0% due to the growth of AmTrust's principal business and the addition of the European hospital liability business as of the second quarter 2011.  Net premiums written for the ACAC Quota Share rose 24.5% compared to 2010 as this was the first full year of that client relationship following its inception in March 2010.

Net premiums earned of $1.6 billion, increased 32.7% or $382.6 million compared to the year 2010.  Earned premiums grew in all business segments with Diversified Reinsurance up 24.5%, AmTrust Quota Share Reinsurance up 25.4% and ACAC Quota Share up 99.1%.

Net investment income of $74.9 million was up 4.5% compared to the same period in 2010. This reflects the increase in investable assets of $170.4 million, which more than offset the decrease in book yield (excluding cash) to 3.59% from 4.00% at the end of 2010.

Net loss and loss adjustment expenses of $1.0 billion were up $287.9 million.  The loss ratio(6) increased 2.0 percentage points to 66.6% versus the year 2010.

Commission and other acquisition expenses together with general and administrative expenses of $492.7 million increased $113.8 million from 2010 and reflected a total expense ratio of 31.5% compared with 32.3%. General and administrative expenses for the year totaled $53.9 million compared with $42.2 million in the year 2010. These results reflected a general and administrative expense ratio(8) of 3.5% in 2011 and 3.5% in 2010.

The combined ratio(9) for 2011 was 98.1% versus 96.9% for the year 2010.

Total assets increased 12.5% to $3.4 billion compared to $3.0 billion at year-end 2010.  Total cash on hand was $303.0 million, comprised of cash and cash equivalents of $188.1 million, up 95.6% compared to $96.2 million at the end of last year, and restricted cash and cash equivalents of $114.9 million, an increase of 28.0% versus year-end of 2010.  Shareholders' equity was $768.6 million, an increase of 2.5% compared to December 31, 2010. Book value per share was $10.64 at the end of 2011 or 2.3% higher than then end of 2010. Excluding the $35.4 million of costs associated with the June 2011 debt issuance, book value per share on December 31, 2011 would have been $11.13 or 7.0% higher than on December 31, 2010.

Conference Call

Maiden CEO Art Raschbaum and CFO John Marshaleck will review fourth quarter and year-end 2011 results tomorrow morning via teleconference and live audio webcast beginning at 9:00 a.m. ET.

To participate in the conference call, please access one of the following no later than 8:55 a.m. ET:

U.S.Callers: 1.877.734.5373

Outside U.S. Callers: 1.973.200.3059

Passcode: 44449128

Webcast: http://www.maiden.bm/presentations_conferences

A replay of the conference call will be available beginning 12:00 p.m. EST on February 23, 2012 through midnight on March 1, 2012. To listen to the replay, please dial toll free: 1.800.585.8367 (U.S. Callers) or toll: 1.404.537.3406 (callers outside the U.S.) and enter the Passcode: 44449128; or access http://www.maiden.bm/presentations_conferences

About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  Through its subsidiaries, which are each A- rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of December 31, 2011, Maiden had $3.4 billion in assets and shareholders' equity of $768.6 million.

The Maiden Holdings, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5006

(1)(4) Please see the Non-GAAP Financial Measures table for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.

(6)(8)(9) Loss ratio and combined ratio are operating metrics. Please see the additional information on these measures under Segment information tables.

Forward Looking Statements

This release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2010 as updated in periodic filings with the SEC. The Company undertakes no obligation to publicly update any forward-looking statements, except as may be required by law.

CONTACT:

Noah Fields, Vice President, Investor Relations

Maiden Holdings, Ltd.

Phone: 441.298.4927

E-mail: nfields@maiden.bm

Maiden Holdings, Ltd.
Balance Sheet
(in thousands (000's), except per share data)

	December 31, 2011	December 31, 2010
ASSETS	(Audited)	(Audited)
Investments:
Fixed maturities, available for sale, at fair value (Amortized cost 2011: $1,957,106; 2010: $1,819,775)	$2,020,661	$1,874,433
Other investments, at fair value (Cost 2011: $1,955; 2010: $5,751)	2,192	5,847
Total investments	2,022,853	1,880,280
Cash and cash equivalents	188,082	96,151
Restricted cash and cash equivalents	114,895	89,756
Accrued investment income	13,215	14,091
Reinsurance balances receivable, net	382,670	226,333
Funds withheld	42,605	152,713
Prepaid reinsurance premiums	35,381	28,992
Reinsurance recoverable on unpaid losses	20,289	6,656
Loan to related party	167,975	167,975
Deferred commission and other acquisition costs	248,436	203,631
Goodwill and intangible assets, net	98,755	103,905
Other assets	19,270	12,079
Total assets	$3,354,426	$2,982,562
LIABILITIES
Reserve for loss and loss adjustment expenses	$1,398,438	$1,226,773
Unearned premiums	832,047	657,556
Accrued expenses and other liabilities	121,198	56,368
Securities sold under agreements to repurchase, at contract value	—	76,225
Senior notes	107,500	—
Junior subordinated debt	126,263	215,191
Total liabilities	2,585,446	2,232,113
Commitments and Contingencies
EQUITY
Common shares	732	731
Additional paid-in capital	579,004	577,135
Accumulated other comprehensive income	64,059	54,334
Retained earnings	128,648	121,775
Treasury shares, at cost	(3,801)	(3,801)
Total Maiden shareholders’ equity	768,642	750,174
Noncontrolling interest in subsidiaries	338	275
Total equity	768,980	750,449
Total liabilities and equity	$3,354,426	$2,982,562

Book value per share (4)	10.64	10.40

Common shares outstanding	72,221,428	72,107,100

Maiden Holdings, Ltd.
Income Statement
(in thousands (000's), except per share data)
(Unaudited)

	For the Three Months Ended December 31, 2011	For the Three Months Ended December 31, 2010	For the Year Ended December 31, 2011	For the Year Ended December 31, 2010
Revenues:
Gross premiums written	$428,295	$346,074	$1,812,597	$1,298,055

Net premiums written	408,469	330,055	1,723,521	1,227,831
Change in unearned premiums	9,364	(17,571)	(171,093)	(58,041)
Net premiums earned	417,833	312,484	1,552,428	1,169,790
Other insurance revenue	1,276	—	12,640	—
Net investment income	17,183	17,695	74,891	71,651
Net realized and unrealized investment gains	2,743	4,130	481	6,604
Total revenues	439,035	334,309	1,640,440	1,248,045
Expenses:
Net loss and loss adjustment expenses	296,769	208,858	1,043,054	755,122
Commission and other acquisition expenses	99,139	81,898	438,812	336,697
General and administrative expenses	16,285	13,304	53,892	42,180
Total expenses	412,193	304,060	1,535,758	1,133,999

Income from operations (2)	26,842	30,249	104,682	114,046

Other expenses
Amortization of intangible assets	1,258	1,452	5,033	5,808
Foreign exchange losses (gains)	575	200	(323)	580
Interest and amortization expenses	7,567	9,118	34,155	36,466
Accelerated amortization of junior subordinated debt discount and issuance cost	—	—	20,313	—
Junior subordinated debt repurchase expense	—	—	15,050	—
Total other expenses	9,400	10,770	74,228	42,854

Income before income taxes	17,442	19,479	30,454	71,192
Income taxes:
Current tax (benefit) expense	(667)	60	632	160
Deferred tax expense	557	289	1,295	1,170
Income tax (benefit) expense	(110)	349	1,927	1,330
Net income	17,552	19,130	28,527	69,862
Add: (Income) loss attributable to noncontrolling interest	(8)	4	(3)	4
Net income attributable to Maiden shareholders	$17,544	$19,134	$28,524	$69,866
Net operating earnings attributable to Maiden shareholders (1)	$17,226	$17,242	$69,637	$72,661

Basic earnings per common share attributable to Maiden shareholders	$0.24	$0.27	$0.40	$0.99
Diluted earnings per common share attributable to Maiden shareholders	$0.24	$0.27	$0.39	$0.98
Basic operating earnings per common share attributable to Maiden shareholders	$0.24	$0.24	$0.97	$1.03
Diluted operating earnings per common share attributable to Maiden shareholders	$0.24	$0.24	$0.96	$1.02

Dividends declared per common share	$0.08	$0.07	$0.30	$0.27

Weighted average number of basic shares outstanding	72,244,420	72,106,445	72,155,503	70,799,966
Weighted average number of diluted shares outstanding	72,995,027	72,745,612	72,903,688	71,372,688

Net loss and loss adjustment expense ratio (6)	70.8%	66.8%	66.6%	64.6%
Commission and other acquisition expense ratio (7)	23.7%	26.2%	28.0%	28.8%
General and administrative expense ratio (8)	3.8%	4.3%	3.5%	3.5%
Combined ratio (9)	98.3%	97.3%	98.1%	96.9%
Annualized return on equity	9.1%	10.1%	3.8%	9.8%
Annualized return on equity on operating earnings	8.9%	9.1%	9.2%	10.2%

Maiden Holdings, Ltd.
Non - GAAP Financial Measure
(in thousands (000's), except per share data)
(Unaudited)

	For the Three Months Ended December 31, 2011	For the Three Months Ended December 31, 2010	For the Year Ended December 31, 2011	For the Year Ended December 31, 2010

Reconciliation of net income to net operating earnings:
Net income attributable to Maiden shareholders	$17,544	$19,134	$28,524	$69,866
Add (subtract)
Net realized and unrealized investment gains	(2,743)	(4,130)	(481)	(6,604)
Foreign exchange losses (gains)	575	200	(323)	580
Amortization of intangible assets	1,258	1,452	5,033	5,808
Accelerated amortization of junior subordinated debt discount and issuance cost	—	—	20,313	—
Junior subordinated debt repurchase expense	—	—	15,050	—
Non-recurring general and administrative expenses relating to acquisition of GMAC International Insurance	35	297	226	1,841
Non-cash deferred tax charge	557	289	1,295	1,170
Net operating earnings attributable to Maiden shareholders (1)	$17,226	$17,242	$69,637	$72,661

Operating earnings per common share attributable to Maiden shareholders:

Basic earnings per common share attributable to Maiden shareholders	$0.24	$0.24	$0.97	$1.03
Diluted earnings per common share attributable to Maiden shareholders	$0.24	$0.24	$0.96	$1.02

Reconciliation of net income to income from operations:
Net income attributable to Maiden shareholders	$17,544	$19,134	$28,524	$69,866
Add (subtract)
Foreign exchange losses (gains)	575	200	(323)	580
Amortization of intangible assets	1,258	1,452	5,033	5,808
Interest and amortization expenses	7,567	9,118	34,155	36,466
Accelerated amortization of junior subordinated debt discount and issuance cost	—	—	20,313	—
Junior subordinated debt repurchase expense	—	—	15,050	—
Income tax (benefit) expense	(110)	349	1,927	1,330
Income (loss) attributable to noncontrolling interest	8	(4)	3	(4)
Income from operations (2)	$26,842	$30,249	$104,682	$114,046

	December 31, 2011	December 31, 2010
Investable assets:
Total investments	$2,022,853	$1,880,280
Cash and cash equivalents	188,082	96,151
Restricted cash and cash equivalents	114,895	89,756
Funds withheld (3)	29,783	119,000
Loan to related party	167,975	167,975
Total investable assets (3)	$2,523,588	$2,353,162

	December 31, 2011	December 31, 2010
Capital:
Senior notes	$107,500	$—
Junior subordinated debt	126,263	215,191
Total Maiden shareholders' equity	768,642	750,174
Total capital (5)	$1,002,405	$965,365

(1) Net operating earnings is a non-GAAP financial measure defined by the Company as net income attributable to Maiden shareholders excluding realized investment gains and losses, foreign exchange gains and losses, amortization of intangible assets, accelerated amortization of junior subordinated debt discount and issuance cost, junior subordinated debt repurchase expense, non-recurring general and administrative expenses relating to acquisition and non-cash deferred tax charge and should not be considered as an alternative to net income. The Company's management believes that net operating earnings is a useful indicator of trends in the Company's underlying operations. The Company's measure of net operating earnings may not be comparable to similarly titled measures used by other companies.

(2) Income from Operations is a non-GAAP financial measure defined by the Company as net income attributable to Maiden shareholders excluding foreign exchange gains and losses, amortization of intangible assets, interest and amortization expenses, accelerated amortization of junior subordinated debt discount and issuance cost, junior subordinated debt repurchase expense, income tax (benefit) expense and income (loss) attributable to noncontrolling interest and should not be considered as an alternative to net income. The Company’s management believes that income from operations is a useful measure of the Company’s underlying earnings fundamentals based on its underwriting and investment income before financing costs. This income from operations enables readers of this information to more clearly understand the essential operating results of the Company. The Company’s measure of income from operations may not be comparable to similarly titled measures used by other companies.

(3) Investable assets is the total of the Company's investments, cash and cash equivalents, loan to a related party and the portion of the funds withheld balance that comprises fixed maturity securities and cash and cash equivalents.

(4) Calculated by dividing total Maiden shareholders' equity by total common shares outstanding.

(5) Capital is the total of the Company's senior notes, junior subordinated debt and shareholders' equity.

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands (000's))
(Unaudited)

For the Three Months Ended December 31, 2011	Diversified Reinsurance	AmTrust Quota Share Reinsurance	ACAC Quota Share	Total
Net premiums written	$192,547	$152,618	$63,304	$408,469
Net premiums earned	206,062	147,756	64,015	417,833
Other insurance revenue	1,276	—	—	1,276
Net loss and loss adjustment expenses	(152,376)	(101,257)	(43,136)	(296,769)
Commissions and other acquisition expenses	(38,530)	(40,324)	(20,285)	(99,139)
General and administrative expenses	(11,569)	(481)	(212)	(12,262)
Underwriting income	$4,863	$5,694	$382	10,939

Reconciliation to net income before income taxes
Net investment income and realized and unrealized investment gains				19,926
Amortization of intangible assets				(1,258)
Foreign exchange losses				(575)
Interest and amortization expenses				(7,567)
Accelerated amortization of junior subordinated debt discount and issuance cost				—
Junior subordinated debt repurchase expense				—
Other general and administrative expenses				(4,023)

Net income before income taxes				$17,442

Net loss and loss expense ratio (6)	73.5%	68.5%	67.4%	70.8%
Acquisition cost ratio (7)	18.6%	27.3%	31.7%	23.7%
General and administrative expense ratio (8)	5.6%	0.3%	0.3%	3.8%
Combined ratio (9)	97.7%	96.1%	99.4%	98.3%

For the Three Months Ended December 31, 2010	Diversified Reinsurance	AmTrust Quota Share Reinsurance	ACAC Quota Share	Total
Net premiums written	$144,974	$127,051	$58,030	$330,055
Net premiums earned	145,876	112,011	54,597	312,484
Net loss and loss adjustment expenses	(100,560)	(71,706)	(36,592)	(208,858)
Commissions and other acquisition expenses	(29,570)	(36,406)	(15,922)	(81,898)
General and administrative expenses	(7,780)	(208)	(119)	(8,107)
Underwriting income	$7,966	$3,691	$1,964	13,621

Reconciliation to net income before income taxes
Net investment income and realized investment gains				21,825
Amortization of intangible assets				(1,452)
Foreign exchange gains				(200)
Interest and amortization expenses				(9,118)
Other general and administrative expenses				(5,197)

Net income before income taxes				$19,479

Net loss and loss expense ratio (6)	68.9%	64.0%	67.0%	66.8%
Acquisition cost ratio (7)	20.3%	32.5%	29.2%	26.2%
General and administrative expense ratio (8)	5.3%	0.2%	0.2%	4.3%
Combined ratio (9)	94.5%	96.7%	96.4%	97.3%

(6) Calculated by dividing net loss and loss adjustment expenses by net premiums earned and other insurance revenue.
(7) Calculated by dividing commission and other acquisition expenses by net premiums earned and other insurance revenue.
(8) Calculated by dividing general and administrative expenses by net premiums earned and other insurance revenue.
(9) Calculated by adding together net loss and loss expense ratio, acquisition cost ratio and general and administrative expense ratio.

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands (000's))
(Unaudited)

For the Year Ended December 31, 2011	Diversified Reinsurance	AmTrust Quota Share Reinsurance	ACAC Quota Share	Total
Net premiums written	$798,037	$669,283	$256,201	$1,723,521
Net premiums earned	748,387	558,197	245,844	1,552,428
Other insurance revenue	12,640	—	—	12,640
Net loss and loss adjustment expenses	(502,375)	(380,263)	(160,416)	(1,043,054)
Commissions and other acquisition expenses	(200,239)	(160,522)	(78,051)	(438,812)
General and administrative expenses	(36,374)	(2,283)	(1,635)	(40,292)
Underwriting income	$22,039	$15,129	$5,742	42,910

Reconciliation to net income before income taxes
Net investment income and realized and unrealized investment gains				75,372
Amortization of intangible assets				(5,033)
Foreign exchange gains				323
Interest and amortization expenses				(34,155)
Accelerated amortization of junior subordinated debt discount and issuance cost				(20,313)
Junior subordinated debt repurchase expense				(15,050)
Other general and administrative expenses				(13,600)

Net income before income taxes				$30,454

Net loss and loss expense ratio (6)	66.0%	68.1%	65.3%	66.6%
Acquisition cost ratio (7)	26.3%	28.8%	31.7%	28.0%
General and administrative expense ratio (8)	4.8%	0.4%	0.7%	3.5%
Combined ratio (9)	97.1%	97.3%	97.7%	98.1%

For the Year Ended December 31, 2010	Diversified Reinsurance	AmTrust Quota Share Reinsurance	ACAC Quota Share	Total
Net premiums written	$554,049	$468,043	$205,739	$1,227,831
Net premiums earned	601,254	445,081	123,455	1,169,790
Net loss and loss adjustment expenses	(394,604)	(280,890)	(79,628)	(755,122)
Commissions and other acquisition expenses	(152,698)	(144,655)	(39,344)	(336,697)
General and administrative expenses	(26,123)	(1,500)	(243)	(27,866)
Underwriting income	$27,829	$18,036	$4,240	50,105

Reconciliation to net income before income taxes
Net investment income and realized investment gains				78,255
Amortization of intangible assets				(5,808)
Foreign exchange losses				(580)
Interest and amortization expenses				(36,466)
Other general and administrative expenses				(14,314)

Net income before income taxes				$71,192

Net loss and loss expense ratio (6)	65.6%	63.1%	64.5%	64.6%
Acquisition cost ratio (7)	25.4%	32.5%	31.9%	28.8%
General and administrative expense ratio (8)	4.4%	0.3%	0.2%	3.5%
Combined ratio (9)	95.4%	95.9%	96.6%	96.9%

(6) Calculated by dividing net loss and loss adjustment expenses by net premiums earned and other insurance revenue.
(7) Calculated by dividing commission and other acquisition expenses by net premiums earned and other insurance revenue.
(8) Calculated by dividing general and administrative expenses by net premiums earned and other insurance revenue.
(9) Calculated by adding together net loss and loss expense ratio, acquisition cost ratio and general and administrative expense ratio.